Exhibit 99.1

Chrysler Group LLC Reports June 2011 U.S. Sales Increased 30 Percent; Best

June Sales Since 2007

•	Retail sales surge 46 percent in June compared with same month a year ago; best retail sales month of the year

•	June marks the 15th-consecutive month of year-over-year sales gains

•	Jeep®, Dodge and Ram Truck brands all post year-over-year sales gains

•	New 2011 Chrysler 200 sales up 82 percent compared with sales of its predecessor a year ago; retail sales of the Chrysler 200 increase more than five fold

•	All Jeep brand models post at least double-digit sales gains in June led by the new 2011 Jeep Compass, whose sales were up 278 percent versus a year ago

•	All-new 2011 Jeep Grand Cherokee posts 208 percent year-over-year sales increase

•	Ram Truck brand posts a 34 percent increase versus a year ago, the brand’s 14th-consecutive month of year-over-year sales gains

•	All-new 2011 Dodge Durango three-row SUV sales increased 34 percent compared with sales in the previous month of May 2011

•	2012 Fiat 500 named Coolest New Car Under $18,000 by Kelley Blue Book’s kbb.com

•	Chrysler brand’s 2011 Super Bowl commercial “Born of Fire” takes home five awards at the Cannes Lions 58th International Festival of Creativity

•

2011 Chrysler Town & Country minivan and the 2011 Dodge Challenger muscle car rank highest in minivan and mid-size sporty car segments in the J.D. Power and Associates 2011 U.S. Initial Quality StudySM

•	2011 Chrysler 300, Dodge Charger, Chrysler Town & Country and Dodge Durango make AAA’s Top Vehicle Picks for Road Trips

Auburn Hills, Mich., July 1, 2011 — Chrysler Group LLC today reported U.S. sales of 120,394, a 30 percent increase compared with sales in June 2010 (92,482 units), and the best June sales since 2007.

All Jeep® and Ram Truck brand models contributed to the 30 percent June sales increase, including the all-new 2011 Jeep Grand Cherokee, which posted a 208 percent sales increase, and the 2011 Ram pickup truck with a 35 percent sales gain.

Chrysler Group’s new fuel-efficient models also played a significant role in the June sales increase, including the new 2011 Chrysler 200 mid-size sedan, the new 2011 Jeep Compass compact SUV, and the new 2012 Fiat 500 city car.

“Thanks to our alliance with Fiat, we now have 12 models that have EPA-rated highway fuel economy of 25 miles per gallon or higher, and four of those models get 30 mpg or more,” said Reid Bigland, President and CEO – Dodge Brand and Head of U.S. Sales. “This business is all about product and consumers are rapidly discovering everything we now have. Each Chrysler Group brand is contributing to our success and driving our 46 percent retail sales growth.”

Eight of the 12 models are equipped with Chrysler Group’s newest engine, the Pentastar 3.6-liter V-6, recognized by the editors of Ward’s AutoWorld magazine as one of the “Ten Best” for 2011. With its exceptional fuel economy, reduced emissions and enhanced power, the new Pentastar V-6 is expected to account for more than one-third of the engines in the Chrysler Group product line-up by 2014 and will substantially contribute to achieving an overall corporate fuel efficiency improvement of 25 percent.

The Jeep, Dodge and Ram Truck brands each posted year-over-year sales gains in June. The Jeep brand’s 74 percent increase was the largest of the Chrysler Group brands. Both Chrysler Group’s car and truck sales posted sales gains in June compared with the same month a year ago.

First half 2011 Chrysler Group sales increased 21 percent versus the first half of 2010.

Chrysler Group finished the month with a 68-day supply of inventory (314,065) units. U.S. industry sales figures for June are projected at an estimated 11.8 SAAR.

June 2011 U.S. Sales Highlights by Brand

Jeep® Brand

The Jeep brand continues to roll, posting a 74 percent sales increase in June, the brand’s best sales volume month since March 2008 and its 14th-consecutive month of year-over-year sales gains. All five Jeep brand models posted a sales increase compared with the same month a year ago. The iconic Jeep Wrangler was the best-selling Jeep model in June with sales of 11,290 units, a 27 percent increase. The all-new Jeep Grand Cherokee posted a 208 percent sales increase in June versus the same month in 2010. The new Jeep Compass compact SUV, with a 278 percent sales increase, posted the largest year-over-year percentage sales gain of any Chrysler Group model.

Ram Truck Brand

The Ram Truck brand posted a 34 percent sales increase in June, the brand’s 14th-consecutive month of year-over-year sales gains. Ram pickup truck sales were up 35 percent, compared with the same month in 2010. Both the Light Duty and Heavy Duty pickup trucks, along with the Chassis Cab, saw year-over-year sales gains.

In last month’s J.D. Power and Associates 2011 U.S. Initial Quality StudySM (IQS), five Chrysler Group vehicles ranked third or better in their segments for initial quality, including the Dakota pickup truck in the mid-size pickup segment.

The Ram Truck brand launched its new national advertising campaign in June with the tagline – “Guts. Glory. Ram.” – focusing on the proven capability and superiority of the entire product line. The new advertising campaign encompasses broadcast, print, digital and customer relationship initiatives. The new tagline pays homage to the history of the Ram Truck brand and represents the hard work and dedication placed in the design, engineering and production of each and every Ram truck.

Dodge Brand

The Dodge brand, which offers six vehicles that deliver 25 mpg on the highway while retaining Dodge innovation and style, posted a 17 percent sales increase in June, compared with the same month in 2010. The all-new Dodge Durango three-row SUV had its best sales month since appearing in dealership showrooms in late 2010. Durango sales (5,827 units) increased 34 percent versus the previous month of May 2011. The Dodge Grand Caravan, the brand’s volume leader in June with 10,822 units sold, posted a 25 percent sales increase, while sales of the Dodge Challenger muscle car were up 10 percent in June compared with the same month a year ago. Sales of the Dodge Journey crossover were up 17 percent in June.

In June, the Challenger ranked highest in the mid-size sporty car segment in the J.D. Power and Associates 2011 U.S. Initial Quality StudySM. Two other Dodge brand vehicles were highlighted by J.D. Power and Associates for ranking among the top three vehicles of their competitive class: Durango in the mid-size crossover/SUV category (tie) and Grand Caravan in the minivan category.

Chrysler Brand

Sales of the new 2011 Chrysler 200 mid-size sedan, star of the Chrysler brand’s 2011 Super Bowl commercial “Born of Fire,” increased 82 percent in June compared with sales a year ago by the model’s previous generation. The Chrysler brand’s Super Bowl commercial was honored in June with five awards at the Cannes Lions 58th International Festival of Creativity held in Cannes, France. Cannes Lions is the world’s leading celebration of creativity in communications where over 24,000 entries from all over the world are showcased and judged.

In June, the Chrysler Town & Country ranked highest in initial quality in the minivan segment in the J.D. Power and Associates 2011 U.S. Initial Quality StudySM. IQS measures new vehicle quality at 90 days of ownership. Sales of the Town & Country were up 3 percent compared with the previous month of May 2011. For 2011, every Chrysler brand vehicle is new or significantly refreshed.

June 2011 U.S. Sales Highlights

•	Jeep brand sales (36,114 units) increased 74 percent compared with the same month last year (20,731 units)

•	Sales of the new 2011 Jeep Compass (4,763 units) were up 278 percent versus June 2010 (1,259 units)

•	Jeep Grand Cherokee sales (8,969 units) improved 208 percent compared with June last year (2,912 units)

•	Jeep Wrangler sales (11,290 units) increased 27 percent versus June 2010 (8,923 units)

•	Jeep Liberty sales (5,252 units) increased 36 percent compared with June last year (3,865 units)

•	Jeep Patriot (5,840 units) posted a 77 percent year-over-year sales increase

•	Ram Truck brand sales (22,547 units) increased 34 percent compared with the same month last year (16,862 units)

•	Ram pickup truck sales (21,362 units) improved 35 percent versus June 2010 (15,864 units)

•	Dodge brand sales (43,401 units) were up 17 percent in June compared with June a year ago (36,996 units)

•	Dodge Durango sales (5,827 units) increased 34 percent versus the previous month of May 2011

•	Dodge Challenger sales (3,384 units) were up 10 percent in June compared with the same month a year ago (3,086 units)

•	Dodge Grand Caravan sales (10,822 units) increased 25 percent versus June 2010 (8,658 units)

•	Dodge Nitro sales (1,994 units) increased 25 percent compared with June 2010 (1,591 units)

•	Sales of the new 2011 Chrysler 200 (7,219 units) were up 82 percent versus sales of the model’s previous generation (3,978 units) in June a year ago

•	Fiat 500 sales (1,803 units) were up 3 percent compared with sales during the previous month of May 2011

•	Chrysler Group truck sales (88,735 units) improved 46 percent versus June 2010 (62,417 units)

•	Chrysler Group car sales (31,659 units) improved 5 percent versus June 2010 (30,065 units)

Chrysler Group LLC U.S. Sales Summary Thru June 2011

	Month Sales		Vol % Change	Sales CYTD		Vol % Change
Model	Curr Yr	Pr Yr		Curr Yr	Pr Yr
500	1,803	0	0%	4,944	0	0%
FIAT BRAND	1,803	0	0%	4,944	0	0%

200	7,219	0	0%	32,471	0	0%
Sebring	0	3,978	-100%	2,380	21,365	-89%
300	2,500	3,304	-24%	13,681	20,877	-34%
PT Cruiser	0	1,016	-100%	1,328	4,917	-73%
Aspen	0	0	0%	0	30	-100%
Town & Country	6,810	9,595	-29%	46,208	60,937	-24%
CHRYSLER BRAND	16,529	17,893	-8%	96,068	108,126	-11%

Compass	4,763	1,259	278%	20,761	10,008	107%
Patriot	5,840	3,299	77%	29,153	16,379	78%
Wrangler	11,290	8,923	27%	53,236	46,149	15%
Liberty	5,252	3,865	36%	31,300	22,184	41%
Grand Cherokee	8,969	2,912	208%	54,370	25,462	114%
Commander	0	473	-100%	104	6,589	-98%
JEEP BRAND	36,114	20,731	74%	188,924	126,771	49%

Caliber	3,929	4,728	-17%	21,505	23,581	-9%
Avenger	5,605	6,400	-12%	30,473	28,401	7%
Charger	7,215	8,508	-15%	37,841	45,785	-17%
Challenger	3,384	3,086	10%	20,161	17,666	14%
Viper	4	61	-93%	114	174	-34%
Journey	4,621	3,964	17%	27,105	25,791	5%
Caravan	10,822	8,658	25%	56,970	49,923	14%
Nitro	1,994	1,591	25%	12,158	9,110	33%
Durango	5,827	0	0%	23,571	36	65375%
DODGE BRAND	43,401	36,996	17%	229,898	200,467	15%

Dakota	1,185	983	21%	8,200	6,779	21%
Ram P/U	21,362	15,864	35%	111,898	84,869	32%
Sprinter	0	15	-100%	0	207	-100%
RAM BRAND	22,547	16,862	34%	120,098	91,855	31%

TOTAL DODGE	65,948	53,858	22%	349,996	292,322	20%

TOTAL CHRYSLER GROUP LLC	120,394	92,482	30%	639,932	527,219	21%

TOTAL CAR	31,659	30,065	5%	163,570	157,849	4%
TOTAL TRUCK	88,735	62,417	42%	476,362	369,370	29%

Selling Days	26	25		152	151